EXHIBIT 23.1
               CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the
Providian Corporation 1995 Stock Option Plan of our reports dated February 8, 1995, with respect to the consolidated financial statements and schedules of Providian Corporation included in or incorporated by reference in its Annual
Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Louisville, Kentucky
August 10, 1995